Exhibit 2.1
Agreement to Merge
between each of
The Richland Trust Company
Century National Bank
The First-Knox National Bank of Mount Vernon
United Bank, N.A.
Second National Bank
The Security National Bank and Trust Co.
The Citizens National Bank of Urbana
and
The Park National Bank
under the charter of
The Park National Bank
under the title of
The Park National Bank
This Agreement to Merge (this “Agreement”), entered into as of May 21, 2008, is made by and between (a) each of (i) The Richland Trust Company, a banking corporation organized under the laws of the State of Ohio (“RTC”); (ii) Century National Bank, a banking association organized under the laws of the United States of America (“CNB”); (iii) The First-Knox National Bank of Mount Vernon, a banking association organized under the laws of the United States of America (“FKNB”); (iv) United Bank, N.A., a banking association organized under the laws of the United States of America (“UB”); (v) Second National Bank, a banking association organized under the laws of the United States of America (“SNB”); (vi) The Security National Bank and Trust Co., a banking association organized under the laws of the United States of America (“SEC”), and (vii) The Citizens National Bank of Urbana, a banking association organized under the laws of the United States of America (“CIT”); and (b) The Park National Bank, a banking association organized under the laws of the United States of America (“PNB”).

WITNESSETH:
WHEREAS, each of RTC, CNB, FKNB, UB, SNB, SEC and CIT (each, a “Merging Bank” and collectively, the “Merging Banks”) and PNB is a wholly-owned subsidiary of Park National Corporation, an Ohio corporation which is a bank holding company that has made an effective election to become a financial holding company (“Park”); and
WHEREAS, as of September 30, 2007, the capital stock, surplus and undivided profits (including capital reserves) of each of the Merging Banks and PNB consisted of those amounts set forth in the following table:

					Undivided Profits
		Class and Number			(including capital
Bank	Capital Stock	of Shares	Par Value	Surplus	reserves)
RTC	$1,457,000	Common Shares — 145,700	$10.00	$14,043,000	$14,288,000
CNB	$862,820	Common Stock — 862,820	$1.00	$59,681,180	$6,748,000
FKNB	$1,958,000	Common Stock — 626,544	$3.125	$8,528,000	$25,664,000
UB	$1,580,640	Common Stock — 158,064	$10.00	$6,500,000	$4,340,000
SNB	$452,000	Common Stock — 155,648	$2.904	$3,172,000	$16,918,000
SEC	$2,044,150	Common Stock — 1,308,256	$1.5625	$33,815,850	$11,858,000
CIT	$1,500,000	Common Stock — 60,000	$25.00	$2,000,000	$8,524,000
PNB	$10,000,000	Common Stock — 1,250,000	$8.00	$81,587,000	$52,868,000

WHEREAS, the main office of each of the Merging Banks and PNB is located at the address set forth in the following table:

Bank	Address
RTC	3 North Main Street, Mansfield, Ohio 44902, County of Richland, State of Ohio
CNB	14 South Fifth Street, Zanesville, Ohio 43701, County of Muskingum, State of Ohio
FKNB	One South Main Street, Mount Vernon, Ohio 43050, County of Knox, State of Ohio
UB	401 South Sandusky Avenue, Bucyrus, Ohio 44820, County of Crawford, State of Ohio
SNB	499 South Broadway, Greenville, Ohio 45331, County of Darke, State of Ohio
SEC	40 South Limestone Street, Springfield, Ohio 45502, County of Clark, State of Ohio
CIT	One Monument Square, Urbana, Ohio 43078, County of Champaign, State of Ohio
PNB	50 North Third Street, Newark, Ohio 43055, County of Licking, State of Ohio
WHEREAS, in addition to shares of common stock, each of CNB, FKNB, SEC and PNB is authorized to issue shares of a class of perpetual, non-cumulative preferred stock as set forth in the following table, none of which shares are issued as of the date of this Agreement:

			Number of Shares
Bank	Class	Par Value	Authorized
CNB	Class A non-cumulative, perpetual preferred stock	$1,000.00	16,000
FKNB	Class A non-cumulative, perpetual preferred stock	$1,000.00	15,920
SEC	Class A non-cumulative, perpetual preferred stock	$1,000.00	17,400
PNB	Class A non-cumulative, perpetual preferred stock	$1,000.00	32,600
WHEREAS, each of the Boards of Directors of RTC, CNB, FKNB, UB, SNB, SEC, CIT and PNB has determined that it is in the best interests of their respective entities and Park (the sole shareholder of each of the Merging Banks and PNB) for each of RTC, CNB, FKNB, UB, SNB, SEC and CIT to merge with and into PNB upon the terms and subject to the conditions set forth in this Agreement, which mergers will be consummated on a serial basis in such order and with such respective effective times as determined by each of the respective Merging Banks and PNB to be appropriate and in the best interest of their respective operations and approved by the Office of the Comptroller of the Currency of the United States of America (the “OCC”); and

WHEREAS, the Boards of Directors of RTC, CNB, FKNB, UB, SNB, SEC, CIT and PNB have each authorized and approved this Agreement by resolutions duly authorized and adopted by the vote of at least a majority of its members pursuant to the authority given by and in accordance with the provisions of the laws of the United States of America applicable to national banking associations, including, without limitation, 12 U.S.C. Section 215a and the regulations promulgated thereunder, and the laws of the State of Ohio applicable to Ohio banking corporations, including, without limitation, Chapter 1115 and Chapter 1701 of the Ohio Revised Code and the administrative rules promulgated thereunder, in each case as appropriate;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties contained herein, it is hereby agreed by and between each of the Merging Banks and PNB that the terms of the mergers of each of the Merging Banks with and into PNB contemplated by this Agreement and the mode of carrying each such merger into effect, shall be as follows:
Section 1.
Each of RTC, CNB, FKNB, UB, SNB, SEC and CIT shall be merged with and into PNB under the national banking charter of PNB (the mergers are hereafter referred to individually as the “RTC Merger”, the “CNB Merger”, the “FKNB Merger”, the “UB Merger”, the “SNB Merger”, the “SEC Merger” and the “CIT Merger”, respectively, and collectively as the “Mergers”). The Mergers shall be consummated on a serial basis in such order and with such respective effective times as determined by each of the respective Merging Banks and PNB to be appropriate and in the best interest of their respective operations and approved by the OCC. PNB shall be the surviving association in each of the Mergers (the “Surviving Association”), PNB shall continue to exist as a national banking association under the laws of the United States of America and PNB shall be the only one of PNB and RTC, CNB, FKNB, UB, SNB, SEC or CIT, as appropriate, to continue its separate existence after the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively.
Section 2.
The name of the Surviving Association in each of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger shall be The Park National Bank.

Section 3.
Each of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger shall become effective at the time specified in the respective merger approval to be issued by the OCC.
Section 4.
The business of the Surviving Association shall be that of a national banking association. The Surviving Association’s business shall be conducted by the Surviving Association at its main office to be located at 50 North Third Street, Newark, Ohio 43055, and at its legally established branches.
Section 5.
The amount of capital stock of the Surviving Association shall be $10,000,000, divided into 1,250,000 shares of common stock, each of $8.00 par value. At the time each of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively, shall become effective, the Surviving Association shall have a surplus equal to the sum of (a) the amount of surplus, as stated in the recitals to this Agreement, of PNB and (b) the amounts of capital stock and surplus, as stated in the recitals to this Agreement, of the Merging Bank and any other Merging Bank(s) as to which the merger of such other Merging Bank(s) with and into PNB has become effective, and undivided profits, including capital reserves, which when combined with the capital stock and surplus will be equal to the combined capital structures, as stated in the recitals to this Agreement of PNB, the Merging Bank and any other Merging Bank(s) as to which the merger of such other Merging Bank(s) with and into PNB has become effective, adjusted in each case, however, for normal earnings and expenses (and, if applicable, purchase accounting adjustments) of PNB, the Merging Bank and any other Merging Bank(s) as to which the merger of such other Merging Bank(s) with and into PNB has become effective, between October 1, 2007, and the respective effective time of the merger of each such Merging Bank and other Merging Bank(s) with and into PNB. At the time that the last of the Mergers to become effective shall have become effective, the Surviving Association shall have a surplus of $219,181,640, and undivided profits, including capital reserves, which when combined with the capital stock and surplus will be equal to the combined capital structures of the Merging Banks and PNB as stated in the recitals to this Agreement, adjusted, however, for normal earnings and expenses (and, if applicable, purchase accounting adjustments) of PNB and RTC, CNB, FKNB, UB, SNB, SEC or CIT, as appropriate, between October 1, 2007, and the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively.

Section 6.
At the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively, the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger or the CIT Merger, as appropriate, shall have the effects prescribed by the provisions of the laws of the United States of America applicable to national banking associations, including, without limitation, 12 U.S.C. Section 215a and the regulations promulgated thereunder, and the laws of the State of Ohio applicable to Ohio banking corporations, including, without limitation, Chapter 1115 and Chapter 1701 of the Ohio Revised Code and the administrative rules promulgated thereunder, in each case as appropriate. All assets of PNB and RTC, CNB, FKNB, UB, SNB, SEC or CIT, as appropriate, as they exist at the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively, shall pass to and vest in the Surviving Association without any conveyance or other transfer. The Surviving Association shall be responsible for all of the liabilities of every kind and description, including liabilities arising from the operation of a trust department, of RTC, CNB, FKNB, UB, SNB, SEC or CIT, as appropriate, and PNB existing as of the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively.
Section 7.
At the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively, PNB and RTC, CNB, FKNB, UB, SNB, SEC or CIT, as appropriate, shall have on hand acceptable assets having a book value in excess of their respective liabilities as set forth in the following table, adjusted, however, for normal earnings and expenses of PNB and RTC, CNB, FKNB, UB, SNB, SEC or CIT, as appropriate, between October 1, 2007, and the effective time of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger, respectively.

Bank	Equity
RTC	$29,788,000
CNB	$67,292,000
FKNB	$36,150,000
UB	$12,421,000
SNB	$20,542,000
SEC	$47,718,000
CIT	$12,024,000
PNB	$144,455,000

Section 8.
At the effective time of the merger of each of the Merging Banks with and into PNB: (a) each of the 1,250,000 shares of common stock, each of $8.00 par value, of PNB issued and outstanding immediately prior to the effective time of the merger of such Merging Bank with and into PNB shall, by virtue of the merger of such Merging Bank with and into PNB and without any action on the part of the holder thereof, be converted into and constitute one share of common stock, each of $8.00 par value, of the Surviving Association; and (b) each share of common stock (or common share, in the case of RTC) of the Merging Bank issued and outstanding immediately prior to the merger of such Merging Bank with and into PNB shall, by virtue of the merger of such Merging Bank with and into PNB and without any action on the part of the holder thereof, be extinguished and shall cease to exist, and shall not be converted into shares of common stock of the Surviving Association or the right to receive cash or other property.
Section 9.
Prior to the effective time of any of the CNB Merger, the FKNB Merger and the SEC Merger, CNB, FKNB, SEC and PNB will be authorized to issue the number of shares of Class A non-cumulative, perpetual preferred stock set forth in the following table, none of which is anticipated to be issued as of any such effective time:

Bank	Shares
CNB	16,000
FKNB	15,920
SEC	17,400
PNB	32,600
Total	81,920
At the time that each of the CNB Merger, the FKNB Merger and the SEC Merger, respectively, shall become effective, the number of shares of Class A non-cumulative, perpetual preferred stock, each of $1,000.00 par value, which the Surviving Association shall then be authorized to issue shall be the number of shares of Class A non-cumulative, perpetual preferred stock which PNB was authorized to issued immediately prior to such effective time increased by the number of shares of Class A non-cumulative, perpetual preferred stock which CNB, FKNB or SEC, as appropriate, was authorized to issue immediately prior to such effective time. At the time the last of the Mergers to become effective shall have become effective, the number of shares of Class A non-cumulative, perpetual preferred stock, each of $1,000.00 par value, which the Surviving Association shall then be authorized to issue shall be 81,920.
Section 10.

The members of the Board of Directors of PNB immediately prior to the effective time of the merger of each of the Merging Banks with and into PNB shall continue to serve as the members of the Board of Directors of the Surviving Association until the next annual meeting of the shareholders of the Surviving Association or until such time as their respective successors have been elected and have qualified.
Section 11.
The officers of PNB immediately prior to the effective time of the merger of each of the Merging Banks with and into PNB shall continue to serve as the officers of the Surviving Association, each to hold office until changed in accordance with applicable law.
Section 12.
Effective as of the time that each of the RTC Merger, the CNB Merger, the FKNB Merger, the UB Merger, the SNB Merger, the SEC Merger and the CIT Merger shall become effective as specified in the merger approval to be issued by the OCC, the Articles of Association of the Surviving Association shall read in their entirety as set forth on Exhibit A attached to this Agreement, provided that Article Fifth of the Articles of Association of the Surviving Association shall reflect the authorization of the number of shares of Class A non-cumulative, perpetual preferred stock, each of $1,000.00 par value, contemplated by Section 9 of this Agreement.
Section 13.
The by-laws of PNB, as in effect immediately prior to the effective time of the merger of each of the Merging Banks with and into PNB, shall be the by-laws of the Surviving Association until amended in accordance with applicable law.
Section 14.
This Agreement may be terminated as to any one of the Merging Banks by the mutual action of the Boards of Directors of such Merging Bank and PNB.
Section 15.
This Agreement shall be ratified and confirmed by the affirmative vote of Park, the sole shareholder of each of the Merging Banks and PNB, and in accordance with the laws of the United States of America applicable to national banking associations and the laws of the State of Ohio applicable to Ohio banking corporation, as appropriate.

Section 16.
This Agreement may be executed in multiple counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single agreement.

WITNESS, the signatures and seals of the Merging Banks and PNB this 21st day of May, 2008, each set by its President and attested to by its Secretary, pursuant to a resolution of its Board of Directors, acting by at least a majority.

THE PARK NATIONAL BANK
Attest:

By:	/s/ Brenda L. Kutan		By:	/s/ David L. Trautman

	Printed Name:	Brenda L. Kutan		Printed Name:	David L. Trautman
	Title:	Secretary		Title:	President

THE RICHLAND TRUST COMPANY
Attest:

By:	/s/ Jerry Coon		By:	/s/ David J. Gooch

	Printed Name:	Jerry Coon		Printed Name:	David J. Gooch
	Title:	Secretary		Title:	President

CENTURY NATIONAL BANK
Attest:

By:	/s Maryann Thornton		By:	/s/ Thomas M. Lyall

	Printed Name:	Maryann Thornton		Printed Name:	Thomas M. Lyall
	Title:	Secretary		Title:	President

THE FIRST-KNOX NATIONAL BANK OF MOUNT VERNON
Attest:

By:	/s/ Carol Lewis		By:	/s/ Gordan E. Yance

	Printed Name:	Carol Lewis		Printed Name:	Gordan E. Yance
	Title:	Secretary		Title:	President

UNITED BANK, N.A.
Attest:

By:	/s/ Douglas E. Wilson		By:	/s/ Donald R. Stone

	Printed Name:	Douglas E. Wilson		Printed Name:	Donald R. Stone
	Title:	Secretary		Title:	President

SECOND NATIONAL BANK
Attest:

By:	/s/ John Swallow		By:	/s/ Marvin J. Stammen

	Printed Name:	John Swallow		Printed Name:	Marvin J. Stammen
	Title:	Secretary		Title:	President

THE SECURITY NATIONAL BANK AND TRUST CO.
Attest:

By:	/s/ Thomas L. Miller		By:	/s/ William C. Fralick

	Printed Name:	Thomas L. Miller		Printed Name:	William C. Fralick
	Title:	Secretary		Title:	President

THE CITIZENS NATIONAL BANK OF URBANA
Attest:

By:	/s/ Loretta George		By:	/s/ Jeffrey A. Darding

	Printed Name:	Loretta George		Printed Name:	Jeffrey A. Darding
	Title:	Secretary		Title:	President

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